EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

                  NEXTMEDIA REPORTS FIRST QUARTER 2003 RESULTS

                     NET REVENUES INCREASED 25.0% AND EBITDA
                  INCREASED 80.0% FOR THE FIRST QUARTER OF 2003


           DENVER, COLORADO, MAY 7, 2003 - NextMedia Operating, Inc. announced today financial results for the three months ended March 31, 2003.

           Carl Hirsch, Executive Chairman, and Steven Dinetz, President and CEO of NextMedia stated, "Our radio stations continued their solid performance during an uncertain advertising environment. Our outdoor division achieved impressive revenue and BCF(1) increases during the first quarter. We have successfully integrated our local selling strategy into the outdoor business. As the year progresses, we are most optimistic that our radio and outdoor divisions will post continued revenue, margin and EBITDA growth."

RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2003

           For the three months ended March 31, 2003, net revenue increased 25.0% to $23.5 million compared to $18.8 million for the three months ended March 31, 2002. As a result, EBITDA for the three months ended March 31, 2003 increased 80.0% to $6.3 million compared to $3.5 million in the three months ended March 31, 2002. Net loss decreased $14.9 million to $5.1 million compared to $20.0 million for the three months ended March 31, 2002. The primary cause of the decrease in net loss was a $12.6 million reduction in deferred tax expense. The 2002 period reflected a large deferred tax expense as a result of the adoption of Statement of Financial Accounting Standards No. 142.

           The 2003 first quarter results include approximately $373,000 in non-cash losses on our interest rate swap arrangements. This loss is classified in other income (loss) in the Company's statement of operations. The Company has fixed-to-floating rate swap arrangements in a notional amount of $75.0 million. These swap arrangements are marked to fair value from period to period resulting in non-cash gains or losses depending on interest rate fluctuations and expire in January of 2004.



----------------------------
(1) Broadcast cash flow ("BCF") is defined as EBITDA before corporate expenses

Operating Results - pro forma

           On a pro forma basis(2), net revenue for the three months ended March 31, 2003 increased 7.7% to $23.7 million compared to the three months ended March 31, 2002. Pro forma broadcast cash flow(3) for the three months ended March 31, 2003 increased 20.3% to $8.3 million compared to $6.9 million for the three months ended March 31, 2002. Pro forma EBITDA increased 33.3% from $4.8 million to $6.4 million.

           Radio division net revenue increased 3.9% for the three months ended March 31, 2003 to $16.0 million from $15.4 million for the three months ended March 31, 2002. Radio division broadcast cash flow increased 11.8% to $5.7 million from $5.1 million for the three months ended March 31, 2002. Outdoor division net revenue increased 16.7% to $7.7 million from $6.6 million for the three months ended March 31, 2002. Outdoor division billboard cash flow increased 44.4% to $2.6 million from $1.8 million for the three months ended March 31, 2002.

LIQUIDITY AND FINANCIAL POSITION

           At March 31, 2003, the Company had net long-term debt of $225.6 million and cash on-hand of approximately $637,000. Approximately $15.0 million was available for borrowing under the Company's senior credit facility.

           The table below shows the Company's actual capitalization at March 31, 2003 and does not give effect to the pending acquisitions and dispositions described in the following section.

                                                CAPITALIZATION AT
                                                  MARCH 31, 2003
                                                  --------------
                                                  (In thousands)

Cash and short-term investments                     $      637

Senior Credit Facility                                  28,250
10.75 % Senior Subordinated Notes                      197,394
                                                    ----------
Total Debt                                          $  225,644
                                                    ----------

Net Debt                                               225,007
Stockholder's equity                                   279,328
                                                    ----------
Total Capitalization                                $  504,335
                                                    ==========



----------------------------
(2) Pro forma includes all assets owned and operated as of May 7, 2003 and the historical results of operations of acquired assets prior to the date of acquisitions and eliminates the results of operations of assets disposed of or to be disposed of during all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed in the future.

(3) Broadcast cash flow ("BCF") is defined as EBITDA before corporate expenses

PENDING ACQUISITIONS AND DISPOSITIONS

           In April of 2003, NextMedia entered into an agreement to sell the assets of WAIT-AM in the Chicago suburban market to Newsweb Corporation for $8.25 million in cash. The transaction is expected to close in the third quarter of 2003. NextMedia estimates that the net revenue and BCF of the station for the twelve months ended June 30, 2003 will be approximately $700,000 and $400,000, respectively.

           Also in April of 2003, NextMedia entered into an agreement to acquire station KNHK-FM in Reno, Nevada from Citadel Broadcasting Company for $4.25 million in cash. NextMedia expects this transaction to close in the third quarter of 2003 and have minimal BCF for the twelve months preceding the acquisition.

           In May of 2003, NextMedia entered into an agreement to sell certain of the assets of WJTW-FM in the Chicago suburban market to Hispanic Broadcasting Corporation for $21.0 million in cash. The transaction is expected to close towards the end of the second quarter or early in the third quarter of 2003. NextMedia estimates that the net revenue and BCF of the station for the twelve months ended June 30, 2003 will be approximately $700,000 and $300,000, respectively.

           Pro forma for the sale of WAIT-AM and WJTW-FM, NextMedia owns and operates ten stations in the Chicago suburban market, and the Company will continue to seek opportunities to expand its presence in this high growth area.

CAPITAL EXPENDITURES
                                                        THREE MONTHS ENDED
                                                          MARCH 31, 2003
                                                          --------------
                                                          (in thousands)

           Recurring                                          $   606
           Non-recurring                                          175
           Revenue producing                                      834
                                                              -------

                               Total capital expenditures     $ 1,615
                                                              =======

SECOND QUARTER GUIDANCE

           Assuming no material changes in economic conditions or extraordinary world events, management currently expects second quarter net revenue growth should be in the range of 2% to 4% and BCF growth to be in the range of 6% to 9%. Based on the low end of this range, second quarter net revenue, BCF, and EBITDA would be $28.0 million, $10.9 million, and $8.6 million, respectively.

FIRST QUARTER 2003 CONFERENCE CALL

           The Company will host a teleconference to discuss its first quarter results on Wednesday, May 7, 2003 at 1:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8504 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through May 9, 2003 at midnight Eastern Time, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), passcode 3908199.

ABOUT NEXTMEDIA

           NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 60 stations in 15 markets throughout the United States and more than 5,600 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 5,300 retail locations across the United States. Investors in NextMedia's ultimate parent entity, NextMedia Investors, LLC, include Thomas Weisel Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

FORWARD-LOOKING STATEMENTS

Although EBITDA and BCF are not measures of performance calculated in accordance with generally accepted accounting principles, we believe it is useful in evaluating our operating performance and comparing us to other companies in our business who report similar measures.

This discussion contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed. This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company's directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.




                           (FINANCIAL TABLES ATTACHED)


CONTACT:
--------

Sean Stover
Chief Financial Officer
NextMedia Group, Inc.
303-694-9118


Todd St. Onge / Kim Holt
Brainerd Communicators, Inc.
212-986-6667
stonge@braincomm.com
holt@braincomm.com


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
                            NEXTMEDIA OPERATING, INC.
                             Statement of Operations
                                    Unaudited
                              (dollars in millions)

                                                                        THREE MONTHS ENDED MARCH 31,
                                                        ------------------------------------------------------------
                                                                                                               %
                                                            2003                    2002                     CHANGE
                                                            ----                    ----                     ------
Net Revenue                                                $ 23.5                  $ 18.8                     25.0%
Operating expenses                                           15.3                    13.2                     15.9%
                                                         --------                --------
  BCF                                                         8.2                     5.6                     46.4%

Corporate expenses                                            1.9                     2.1                     -9.5%
                                                         --------                --------
  EBITDA                                                      6.3                     3.5                     80.0%

Depreciation and amortization                                 2.3                     1.2                     91.7%
                                                         --------                --------
  Operating income (loss)                                     4.0                     2.3                     73.9%

Interest expense, net                                        (5.7)                   (5.6)
Other income (loss)                                          (0.5)                   (1.0)
                                                         --------                --------

  Loss before income taxes                                   (2.2)                   (4.3)
Provision for tax                                            (2.9)                  (15.5)
                                                         --------                --------

  Net loss from continuing operations                        (5.1)                  (19.8)
Loss on discontinued operations                                -                     (0.2)
                                                         --------                --------
  Net loss                                                 $ (5.1)                $ (20.0)
                                                         ========                ========


                            NEXTMEDIA OPERATING, INC.
             Pro Forma Operating Information By Business Segment (1)
                                    Unaudited
                              (dollars in millions)


                                                        THREE MONTHS ENDED MARCH 31,
                              ----------------------------------------------------------------------------
                                    2003               2002                    $                   %
                                 PRO FORMA           PRO FORMA              CHANGE              CHANGE
                                 ---------           ---------              ------              ------
 Radio                            $ 16.0              $ 15.4               $  0.6                 3.9%
 Outdoor                             7.7                 6.6                  1.1                16.7%
                                  ------              ------               ------
 NET REVENUE                      $ 23.7              $ 22.0               $  1.7                 7.7%

 Radio                            $ 10.3              $ 10.3               $    -                 0.0%
 Outdoor                             5.1                 4.8                  0.3                 6.3%
                                  ------              ------               ------
 OPERATING EXPENSES               $ 15.4              $ 15.1               $  0.3                 2.0%

 Radio                            $  5.7              $  5.1               $  0.6                11.8%
 Outdoor                             2.6                 1.8                  0.8                44.4%
                                  ------              ------               ------
 BROADCAST CASH FLOW              $  8.3              $  6.9               $  1.4                20.3%

 CORPORATE EXPENSES               $  1.9              $  2.1               $ (0.2)               -9.5%
                                  ------              ------               ------

 EBITDA                           $  6.4              $  4.8               $  1.6                33.3%
                                  ======              ======               ======



(1) Pro forma includes all assets owned and operated as of May 6, 2003 and includes the historical results of operations of acquired assets prior to the date of acquisition and eliminates the results of operations of assets disposed or to be disposed during all periods presented.

                            NEXTMEDIA OPERATING, INC.
              Second Quarter 2003 Guidance By Business Segment (1)
                                    Unaudited
                              (dollars in millions)

                                          THREE MONTHS ENDED JUNE 30, 2003
                          -----------------------------------------------------------         TWELVE MONTHS         TWELVE MONTHS
                                                                                                  ENDED                 ENDED
                              2003             2002             $                 %           MARCH 31, 2003        JUNE 30, 2003
                            GUIDANCE         PRO FORMA        CHANGE            CHANGE          PRO FORMA              GUIDANCE
                            --------         ---------        ------            ------          ---------              --------
 Radio                       $ 19.9            $ 19.6         $  0.3               2%            $ 75.0                $ 75.3
 Outdoor                        8.1               7.9            0.2               3%              31.2                  31.4
                             ------            ------         ------                             ------                ------
 NET REVENUE                 $ 28.0            $ 27.5         $  0.5               2%            $106.2                $106.7

 Radio                       $ 11.9            $ 11.6         $  0.3               3%            $ 45.8                $ 46.1
 Outdoor                        5.2               5.6           (0.4)             -7%              21.0                  20.6
                             ------            ------         ------                             ------                ------
 OPERATING EXPENSES          $ 17.1            $ 17.2         $ (0.1)              0%            $ 66.8                $ 66.7

 Radio                       $  8.0            $  8.0         $    -               0%            $ 29.2                $ 29.2
 Outdoor                        2.9               2.3            0.6              25%              10.2                  10.8
                             ------            ------         ------                             ------                ------
 BROADCAST CASH FLOW         $ 10.9            $ 10.3         $  0.6               6%            $ 39.4                $ 40.0

 CORPORATE EXPENSES          $  2.3            $  2.2         $  0.1               5%            $  8.0                $  8.1
                             ------            ------         ------                             ------                ------

 EBITDA                      $  8.6            $  8.1         $  0.5               6%            $ 31.4                $ 31.9
                             ======            ======         ======                             ======                ======



(1) Amounts are based on the low end of the guidance range and exclude the effects of pending transactions



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